                                                                      EXHIBIT IV

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                            AND SUBSIDIARY COMPANIES
                              ADDITIONAL EXHIBITS

    In 2001, the company has removed the impact of intellectual property income, gains and losses on sales and other than temporary declines in market value of certain investments, realized gains and losses on certain real estate activity and foreign currency transaction gains and losses from the SG&A caption on the Consolidated Statement of Earnings. Custom development income was also removed from the Research, development and engineering caption on the Consolidated Statement of Earnings. Intellectual property and custom development income are now recorded in a separate caption in the Consolidated Statement of Earnings. The other items listed above are recorded as part of Other income and expense. The 2001 and 2000 quarterly Consolidated Statement of Earnings are restated in
Exhibit IVa and IVb for these changes.

                                                                     EXHIBIT IVA

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                            AND SUBSIDIARY COMPANIES
                       CONSOLIDATED STATEMENT OF EARNINGS
                                      2001

                                                  1ST QTR.*   2ND QTR.*   3RD QTR.*   4TH QTR.*   FULL YEAR
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)    ---------   ---------   ---------   ---------   ---------
Revenue:
Global Services.................................   $8,471      $8,742      $8,682      $9,061      $34,956
Hardware........................................    8,547       8,652       7,479       8,714       33,392
Software........................................    2,918       3,036       3,201       3,784       12,939
Global Financing................................      832         845         822         927        3,426
Enterprise Investments/Other....................      276         293         244         340        1,153
                                                   ------      ------      ------      ------      -------
Total revenue...................................   21,044      21,568      20,428      22,826       85,866

Cost:
Global Services.................................    6,311       6,329       6,214       6,501       25,355
Hardware........................................    5,969       6,061       5,685       6,422       24,137
Software........................................      579         535         591         560        2,265
Global Financing................................      438         438         403         414        1,693
Enterprise Investments/Other....................      139         167         144         184          634
                                                   ------      ------      ------      ------      -------
Total cost......................................   13,436      13,530      13,037      14,081       54,084
                                                   ------      ------      ------      ------      -------
Gross profit....................................    7,608       8,038       7,391       8,745       31,782
Expense and other income:
Selling, general and administrative.............    4,119       4,210       4,115       4,753       17,197
Research, development and engineering...........    1,281       1,360       1,328       1,321        5,290
Intellectual property and custom development
  income........................................     (277)       (366)       (405)       (487)      (1,535)
Other (income) and expense......................      (76)       (126)         37        (196)        (361)
Interest expense................................       72          58          54          54          238
                                                   ------      ------      ------      ------      -------
Total expense...................................    5,119       5,136       5,129       5,445       20,829

Income before income taxes......................    2,489       2,902       2,262       3,300       10,953
Income tax provision............................      739         857         667         967        3,230
                                                   ------      ------      ------      ------      -------
Net income......................................    1,750       2,045       1,595       2,333        7,723
Preferred stock dividends.......................        5           5          --          --           10
                                                   ------      ------      ------      ------      -------
Net income applicable to common shareholders....   $1,745      $2,040      $1,595      $2,333      $ 7,713
                                                   ======      ======      ======      ======      =======

------------------------

*   unaudited

                                                                     EXHIBIT IVB

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                            AND SUBSIDIARY COMPANIES
                       CONSOLIDATED STATEMENT OF EARNINGS
                                      2000

                                                 1ST QTR.*   2ND QTR.*   3RD QTR.*   4TH QTR.*   FULL YEAR
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)   ---------   ---------   ---------   ---------   ---------
Revenue:
Global Services................................   $ 7,552     $ 8,184     $ 8,230     $ 9,186     $33,152
Hardware.......................................     7,712       9,151       9,451      11,463      37,777
Software.......................................     2,927       3,182       2,918       3,571      12,598
Global Financing...............................       816         819         859         971       3,465
Enterprise Investments/Other...................       341         315         323         425       1,404
                                                  -------     -------     -------     -------     -------
Total revenue..................................    19,348      21,651      21,781      25,616      88,396

Cost:
Global Services................................     5,597       5,964       6,042       6,706      24,309
Hardware.......................................     5,593       6,654       6,815       7,976      27,038
Software.......................................       584         557         549         593       2,283
Global Financing...............................       461         449         501         554       1,965
Enterprise Investments/Other...................       179         164         170         234         747
                                                  -------     -------     -------     -------     -------
Total cost.....................................    12,414      13,788      14,077      16,063      56,342
                                                  -------     -------     -------     -------     -------
Gross profit...................................     6,934       7,863       7,704       9,553      32,054
Expense and other income:
Selling, general and administrative............     4,154       4,346       4,180       4,855      17,535
Research, development and engineering..........     1,231       1,315       1,322       1,506       5,374
Intellectual property and custom development
  income.......................................      (411)       (424)       (402)       (491)     (1,728)
Other (income) and expense.....................      (285)       (231)       (286)       (206)     (1,008)
Interest expense...............................        75          84          86         102         347
                                                  -------     -------     -------     -------     -------
Total expense..................................     4,764       5,090       4,900       5,766      20,520

Income before income taxes.....................     2,170       2,773       2,804       3,787      11,534
Income tax provision...........................       651         832         841       1,117       3,441
                                                  -------     -------     -------     -------     -------
Net income.....................................     1,519       1,941       1,963       2,670       8,093
Preferred stock dividends......................         5           5           5           5          20
                                                  -------     -------     -------     -------     -------
Net income applicable to common shareholders...   $ 1,514     $ 1,936     $ 1,958     $ 2,665     $ 8,073
                                                  =======     =======     =======     =======     =======

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*   unaudited